Exhibit 24

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of David P. Bozeman and Nicole H. Strydom (with full power to act alone), as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K of C.H. Robinson Worldwide, Inc. for the fiscal year ended December 31, 2024, and any and all amendments to said Annual Report, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to file the same with such other authorities as necessary, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, this Power of Attorney has been signed by the following persons on the dates indicated.

Signature	Date

/s/ James J. Barber, Jr.	January 30, 2025
James J. Barber, Jr.

/s/ Kermit Crawford	February 1, 2025
Kermit Crawford

/s/ Timothy C. Gokey	January 30, 2025
Timothy C. Gokey

/s/ Mark A. Goodburn	February 5, 2025
Mark A. Goodburn

/s/ Mary J. Steele Guilfoile	January 31, 2025
Mary J. Steele Guilfoile

/s/ Jodee A. Kozlak	January 30, 2025
Jodee A. Kozlak

/s/ Henry J. Maier	January 30, 2025
Henry J. Maier

/s/ Michael H. McGarry	January 30, 2025
Michael H. McGarry

Exhibit 24

/s/ Paige K. Robbins	January 30, 2025
Paige K. Robbins

/s/ Paula C. Tolliver	January 31, 2025
Paula C. Tolliver

/s/ Henry W. Winship	February 10, 2025
Henry W. Winship